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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2004

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Addressof Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number

	99.1	Historical Financial Statements of Advance Auto Parts, Inc. reflecting the operations of the wholesale distribution network as discontinued operations for the quarterly periods ended April 19, 2003, July 12, 2003 and October 4, 2003.

Item 12.	Results of Operations and Financial Condition.

                          During December 2003, Advance Auto Parts, Inc. discontinued the supply of merchandise and services to its wholesale distribution network of independently owned Western Auto dealers. This component of our business operated in our previously reported wholesale segment. The accompanying financial statements (attached as Exhibit 99.1, which are incorporated herein by reference) reflect the historical consolidated statements of operations for the quarterly periods ended April 19, 2003, July 12, 2003 and October 4, 2003 as reported in our earnings releases filed on form 8-K on May 14, 2003, August 6, 2003 and October 30, 2003, respectively, as adjusted to present the wholesale distribution network results as discontinued operations. The attached consolidated statements of operations include our comparable results, which are non-GAAP financial measures. We use these non-GAAP measures as an indication of our earnings from core operations and believe they are important to our stockholders due to the nature and significance of the excluded expenses.

                          Note: The information contained in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date February 27, 2004	/s/ JEFFREY T. GRAY

(Signature)*
Jeffrey T. Gray Senior Vice President and Chief Financial Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX
Exhibit
Number	Exhibit Description
99.1	Historical Financial Statements of Advance Auto Parts, Inc. reflecting the operations of the wholesale distribution network as discontinued operations for the quarterly periods ended April 19, 2003, July 12, 2003 and October 4, 2003.